Celsius Holdings Announces Third Quarter 2023
Financial Results
Record third quarter revenue of $385 million, up 104% from $188 million in Q3 2022
North America revenue increased 107% to $371 million, up from $180 million in the year ago quarter
Celsius achieved record third quarter revenue of $385 million, up 104% from $188 million for the prior year third quarter, driven predominantly by North American revenue, which increased 107% to $371 million, up from $180 million for the prior year third quarter. North American revenue was driven by expansion in total distribution points and higher SKUs per location. International revenue increased 56% to $13.6 million for the third quarter of 2023, from $8.7 million for the prior year quarter, driven in large part by successful innovation launches, increased velocity, and brand awareness.
Gross profit for the third quarter of 2023 was $194 million, up 147% from $79 million for the prior year third quarter. Gross profit as a percentage of revenue was 50.4% for the three months ended September 30, 2023, up from 41.8% for the prior year third quarter. The 860 basis point improvement in gross profit margin was attributed to continued reductions in package and raw material cost, decreased product waste/scrap, improved freight lane efficiency, and benefits from improved leverage across promotional allowances.
Net income attributable to common stockholders totaled $70.5 million, or $0.89 per diluted share, compared to a net loss of $(186.5), or $(2.46) per diluted share for the prior year third quarter.

Non-GAAP Adjusted EBITDA* increased 318% to approximately $104 million, compared to $25 million for the prior year third quarter, driven by substantial revenue growth and improved gross margins, as well as continued leverage across SG&A.
As of September 30, 2023, Celsius had $760 million in cash and cash equivalents, none of which was restricted, as compared to $727 million as of September 30, 2022, which included $135 million in restricted cash for distributor termination payments.

“During the third quarter of 2023, Celsius delivered all-time quarterly record revenue of $385 million in sales and more than $70.5 million in net income, driven by expanded availability of our products and increased consumer awareness. We continued to drive growth of the category by bringing in new loyal consumers, as well as increasing consumption occasions.” commented John Fieldly, President and Chief Executive Officer.

Summary Financials	3Q 2023	3Q 2022	% Change	YTD 2023	YTD 2022	% Change
$(000)’s
Revenue	$384.8	$188.2	104%	$970.6	$475.6	104%
N. America	$371.2	$179.5	107%	$930.5	$448.1	108%
International	$13.6	$8.7	56%	$40.0	$27.5	46%
Gross Margin %	50.4%	41.8%	+860 BPS	48.1%	40.3%	+780 BPS
Net Income att. to Common Shareholders	$70.5	$(186.5)	138%	$142.9	$(170.7)	184%
Diluted Earnings per Share	$0.89	$(2.46)	136%	$1.81	$(2.26)	180%
Adjusted EBITDA*	$103.6	$24.8	318%	$230.4	$57.5	301%

*The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA, a non-GAAP financial measure that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of this non-GAAP measure to the most directly comparable GAAP measure, both of which can be found below.

2023 Year to Date Financial Highlights

Celsius achieved record revenue of $971 million for the first nine months of 2023, up 104% from $476 million for the prior year period. North American revenue grew 108% to $931 million for the first nine months of 2023 from $448 million for the prior year first nine months driven by continued gains in distribution points and SKUs per location. International revenue increased 46% to $40 million for the first nine months of 2023, from $27 million for the prior year first nine months driven in large part by successful innovation launches, increased velocity, and brand awareness.

Gross profit for the first nine months of 2023 was $467 million, an increase of 143% from $192 million for the prior year period. Gross profit as a percentage of revenue was 48.1% for the nine months ended September 30, 2023, up from 40.3% for the prior year first nine months. Gross profit margin improvements were attributed to lower package and raw material unit cost, and freight lane efficiency.

Net income attributable to common stockholders totaled $142.9 million, or $1.81 per diluted share for the first nine months of 2023, compared to a net loss of $(170.7) million, or $(2.26) per diluted share for the comparable prior year nine month period.

Non-GAAP Adjusted EBITDA* increased 301% to approximately $230 million for the first nine months of 2023, compared to $57 million for the prior year first nine months benefiting from substantial revenue growth and significantly improved gross margins as well as continued leverage across SG&A.

Growth Trends in Revenue By Quarter (Unaudited)

*The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA, a non-GAAP financial measure that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of this non-GAAP measure to the most directly comparable GAAP measure, both of which can be found below.

Third Quarter Company Highlights

OUTPACING ENERGY GROWTH +9.9X *Circana (IRI) Total US MULO+C, top brand sales in the Celsius Custom Energy Segment, 12 weeks ended 10/8/2023 vs. prior year
CELSIUS is the #1 $ and Unit Growth brand in Total US Mulo+C in the L52W , growing $949.7M incremental dollars (+144% vs. YA and 28% of category growth) and 289.2M incremental units (+114% vs. YA and 39% of category growth).
*L 52W Circana (IRI) Total US MULO+C Data Ended 10/8/23

•The most recent reported Circana (IRI) data as of 10/8/23, shows Celsius sales up +167.7% y/y for 4-wks, +161.0% y/y for 12-wks and +154.5% y/y for 24-wks. This compares to the energy category which grew +11.2% y/y for 4-wks, +13.7% y/y for 12-wks and +15.4% y/y for 24-wks
◦On Amazon, CELSIUS® is the highest selling energy drink with a 21.4% share of the Energy Drink Category, ahead of MONSTER® at a 18.6% share, and REDBULL® at 13% (Last 14 week period ended 9/30/23, Stackline, Energy Drink Category: Total US)
◦Amazon Q3 2023 sales of $22.2 million vs $15.6 million for the year ago period, up 42.0%
•Per Circana (IRI) Celsius Custom Energy Category 4W data ended 10/8/23:
◦In MULOC, Celsius is the #3 Energy Drink in the US with a 10.5% market share, more than doubling its 4.4% share in the same time period last year
◦In MULOC, Celsius grew ACV to 95.6% vs. 72.1% y/y
◦In Convenience, Celsius has gained an additional 22.6 pts of ACV growth to end the period at 95.6%, compared to 73.0% y/y
•Club channel revenue totaled $63.2 million for the quarter ended September 30, 2023, up 83.3% y/y, compared to $34.5 million for the prior year third quarter.

CELSIUS
LIVE FIT
CELSIUS
LIVE FIT
RECESS
PICKLEBALL

Q3 2023 Investor Information

Conference Call
Management will host a conference call today, Tuesday November 7, 2023 at 10:00 a.m. ET to discuss the results with the investment community.
To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

Toll Free	877-709-8150
International:	201-689-8354

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fLaBjVHp
A replay of the conference call can be accessed through the webcast link above.
Disclosures can be found on the Company's online disclosure portal at: https://www.celsiusholdingsinc.com/sec-filings/
Investor Contact: investorrelations@celsius.com
About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com
Forward-Looking Statements
This press release may contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations or financial position, or state other forward-looking information. In some cases, you can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”,”could”,”project”,”plan”, “potential”,”designed”, “seek”, “target”, and variations of these terms, the negatives of such terms and similar expressions. You should not rely on forward-looking statements because Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy in a timely manner, all Securities and Exchange Commission (the “SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the SEC, such as Form 10-K, Form 10-

Q and Form 8-K. Forward looking statements speak only as of the date the statements were made. Celsius Holdings does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Financial Tables
Celsius Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	760,022	614,159
Restricted cash	—	38,768
Accounts receivable-net	215,243	63,311
Note receivable-current	3,309	2,979
Inventories-net	198,704	173,289
Prepaid expenses and other current assets	23,747	11,341
Deferred other costs-current	14,124	14,124
Total current assets	$1,215,149	$917,971

Note receivable	—	3,574
Property and equipment-net	21,061	10,185
Deferred tax asset	30,614	501
Right of use assets-operating leases	1,152	972
Right of use assets-finance leases	148	208
Other long-term assets	265	263
Deferred other costs-non-current	251,869	262,462
Intangibles	11,772	12,254
Goodwill	13,588	13,679
Total Assets	$1,545,618	$1,222,069

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	121,088	106,147
Income taxes payable	58,855	1,193
Accrued distributor termination fees	—	3,986
Accrued promotional allowance	136,557	35,977
Lease liability obligation-operating leases	628	661
Lease liability obligation-finance leases	63	70
Deferred revenue-current	9,500	9,675
Other current liabilities	8,826	3,586
Total current liabilities	335,517	161,295

Long-term liabilities:
Lease liability obligation-operating leases	512	326
Lease liability obligation-finance leases	135	162
Deferred tax liability	2,249	15,919
Deferred revenue-non-current	169,370	179,788
Total Liabilities	$507,783	$357,490

Commitment and contingencies

Mezzanine Equity:
Series A convertible preferred shares, $0.001 par value, 5% cumulative dividends; 1,466,666 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively, aggregate liquidation preference of $550,000 as of September 30, 2023 and December 31, 2022, respectively	824,488	824,488

Stockholders’ Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 77,225,007 and 76,382,441 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	77	76
Additional paid-in capital	277,980	280,668
Accumulated other comprehensive loss	(2,541)	(1,881)
Accumulated deficit	(62,169)	(238,772)

Total Stockholders’ Equity	213,347	40,091
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$1,545,618	$1,222,069
Celsius Holdings, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	384,757	188,233	970,579	475,640
Cost of revenue	190,675	109,583	503,685	283,778
Gross profit	194,082	78,650	466,894	191,862
Selling, general and administrative expenses	96,385	226,249	259,471	316,917

Income (loss) from operations	97,697	(147,599)	207,423	(125,055)

Other income (expense):

Interest income on note receivable	28	53	101	186
Interest income	7,197	1,396	17,666	1,393
Foreign exchange loss	(177)	(254)	(1,226)	(930)
Total other income	7,048	1,195	16,541	649

Net income (loss) before income taxes	104,745	(146,404)	223,964	(124,406)

Income tax expense	(20,796)	(35,492)	(47,279)	(41,653)

Net income (loss)	$83,949	$(181,896)	$176,685	$(166,059)

Less: dividends on Series A convertible preferred shares	(6,875)	(4,596)	(20,512)	(4,596)
Income allocated to participating preferred shares	(6,540)	—	(13,263)	—
Net income(loss) attributed to common stockholders	$70,534	$(186,492)	$142,910	$(170,655)

Other comprehensive income (loss):
Foreign currency translation loss	(664)	(2,038)	(660)	(4,813)
Comprehensive income (loss)	$69,870	$(188,530)	$142,250	$(175,468)

Earnings per share:
Basic	$0.92	$(2.46)	$1.86	$(2.26)
Dilutive	$0.89	$(2.46)	$1.81	$(2.26)
Weighted average shares outstanding:
Basic	77,002	75,796	76,841	75,625
Dilutive	79,091	75,796	78,962	75,625

Celsius Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA

	Three months ended September 30,
	2023	2022
Net income (GAAP measure)	83,949	(181,896)
Add back/(Deduct):
Net interest expense	(7,225)	(1,449)
Income tax expense	20,796	35,492
Depreciation and amortization expense	875	537
Non-GAAP EBITDA	98,395	(147,316)
Stock-based compensation[1]	4,979	6,263
Foreign exchange	177	254
Distributor Termination[2]	—	155,389
Legal Settlement Costs[3]	—	7,800
Func Food brand impairment charge[4]	—	2,379
Non-GAAP Adjusted EBITDA	$103,551	$24,769

	Nine Months ended September 30,
	2023	2022
Net income (GAAP measure)	176,685	(166,059)
Add back/(Deduct):
Net interest expense	(17,767)	(1,579)
Income tax expense	47,279	41,653
Depreciation and amortization expense	2,121	1,368
Non-GAAP EBITDA	208,318	(124,617)
Stock-based compensation[1]	16,221	14,780
Foreign exchange	1,226	930
Distributor Termination[2]	(3,241)	156,194
Legal Settlement Costs[3]	7,900	7,800
Func Food brand impairment charge[4]	—	2,379
Non-GAAP Adjusted EBITDA	$230,424	$57,466

[1] Selling, general and administrative expenses related to employer non-cash stock-based compensation expense. Stock based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the stock-based compensation expense has on its operating results.
[2] 2023 Distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors, were reimbursed to Pepsi for the quarter ended June 30, 2023. Prior year Distribution Termination is the disbursement of funds to terminated distributors after the migration to Pepsi’s system.
[3] 2023 Legal class action settlement for the quarter ended June 30, 2023, pertained to the McCallion vs Celsius Holdings, class action lawsuit. 2022 Legal class action settlement for the quarter ended September 30, 2022, pertained to the Hezi vs Celsius Holdings, class action lawsuit . These costs are excluded by the Company’s management in assessing current operating performance and forecasting future earnings, and are therefore added back in the non-GAAP Adjusted EBITDA measures. [4] Charge for the quarter ended September 30, 2022 related to impairment of Finland based Func Foods brand division.

.

Reconciliation of GAAP SG&A to non-GAAP SG&A

Reported Expense (In $ thousands)	3Q 2023	3Q 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Sales & Marketing	$73,454	$198,765	$183,689	$262,838
G & A	$22,931	$27,484	$75,782	$54,079
Total GAAP SG&A	$96,385	$226,249	$259,471	$316,917
Distributor Term. Costs in Sales & Marketing		$155,389	$(3,241)	$156,194
As Adjusted Sales & Marketing	$73,454	$43,376	$186,930	$106,644
G & A	$22,931	$27,484	$75,782	$54,079
Total non-GAAP SG&A	$96,385	$70,860	$262,712	$160,723

GAAP SG&A	3Q 2023	3Q 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Sales & Marketing	19.1%	105.6%	18.9%	55.3%
G & A	6.0%	14.6%	7.8%	11.4%
Total GAAP SG&A % of Revenue	25.1%	120.2%	26.7%	66.7%

Non-GAAP SG&A
As Adjusted Sales & Marketing	19.1%	23.0%	19.3%	22.4%
G & A	6.0%	14.6%	7.8%	11.4%
Total non-GAAP SG&A % of Revenue	25.1%	37.6%	27.1%	33.8%

Use of Non-GAAP Measures Disclosure

Celsius defines Adjusted EBITDA as net income before net interest expense, income tax expense, and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees, legal settlement costs and certain impairment charges. Celsius defines non-GAAP SG&A as SG&A before distributor termination costs. Adjusted EBITDA and non-GAAP SG&A are non-GAAP metrics.

Celsius uses Adjusted EBITDA and non-GAAP SG&A for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA and non-GAAP SG&A may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA and non-GAAP SG&A provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA and non-GAAP SG&A are not recognized terms under GAAP and should not be considered as a substitute for net income or SG&A or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA and non-GAAP SG&A, as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.